Exhibit 10.13

THIS AGREEMENT is made on	1 May 2023

BETWEEN

1.	HWG CASH BHD (Registration No. 202101008363), a company incorporated under the laws of Malaysia and having its business office at Wisma Ho Wah Genting, No.35 Jalan Mahalajalela, 50150 Kuala Lumpur, Malaysia (“Lender’’);

AND

2.	AGROZ GROUP SDN BHD (Registration No: 202001037832), a company incorporated under the law of law of Malaysia and having its business address at 60-1 Jalan Delima 19/KS9, Bandar Parklands, 41200 Klang, Selangor Darul Ehsan, Malaysia (“Borrower’’).

WHEREAS:

(A)	The Lender at the request of the Borrower has agreed to advance/loan Ringgit Malaysia One Million Three Hundred and Sixty-Three Thousand Only (RMl,363,000) (“Loan”) in favour of the Borrower subject to the terms and conditions hereinafter contained,

(B)	The Parties have now agreed to enter into this Agreement to regulate the Loan made or to be made by the Lender to the Borrower upon terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS AND INTEPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:-

“Advance/Loan Date”	means the date the Loan is fully transfer by the Lender into the bank account nominated by the Borrower, which shall be on or before 2023;

“Agreement”	this agreement between the Lender and Borrower, including the recitals schedules and the appendices hereto and any such modifications, variations, amendments or additions, as the Parties to this Agreement may agree in writing from time to time;

“Business Day”	a day (excluding Saturday, Sunday and public holidays) on which the banks are open for business in Kuala Lumpur, Malaysia;

“Loan”	As defined on Article A above.

uParties,,	the parties to this Agreement and “Party” shall be construed accordingly.

1.2	Interpretation

1.2.1	In this Agreement, unless the context otherwise requires:

(a)	words denoting the singular number include the plural and vice-versa;

(b)	words denoting a gender include every gender;

(c)	words denoting natural persons include bodies corporate and unincorporated;

(d)	reference to Recitals, Clauses and Schedules is to the recitals, clauses and schedules to this Agreement;

(e)	references to any legislation or to any provision of legislation shall include any modification or re-enactment of that legislation or any legislative provision substituted for, and all regulations and statutory instruments issued under such legislation or provision;

(f)	headings to the clauses of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

(g)	where a word or a phrase is defined, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(h)	any reference to the word ‘day’ shall be construed as a calendar day of twenty four (24) hours and ‘month’ and ‘year’ shall be calculated in accordance with the Gregorian calendar;

(i)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day;

(j)	references to any Party to this Agreement or any other agreement or instrument shall include the Party’s personal representatives, successors in title and permitted assigns;

(k)	references to any agreement or instrument shall include references to such agreement or instrument as amended, novated, supplemented, varied or replaced from time to time;

(I)	the Interpretation Acts 1948 and 1967 shall apply to this Agreement in the same way as it applies to an enactment;

(m)	any reference to books, records or other information means books, records or other information in any form including, without limitation, paper, electronically stored data, magnetic media, film and microfilm; and

(n)	references to payments to any party include payments to another person on the direction of that party.

2,	LOAN

2.1	At the request of the Borrower, the Lender hereby agrees to make the Loan to the Borrower.

2.2	The Loan is made by the Lender to the Borrower at two percentage (2) of interest per annum.

3.	REPAYMENT OF THE LOAN

3.1	The Parties hereby agree that the Loan shall be repaid in full by the Borrower within a period of Twenty-Four (24) months from the Loan Date, or such other extended date to be mutually agreed between the Parties (“Repayment Date”),

4,	BREACH BY THE BORROWER

4.1	If the Borrower fails to repay the Loan before expiry of the Repayment Date in accordance with the terms and/or conditions of this Agreement, then the Lender shall be entitled to terminate this Agreement by a notice in writing to the Borrower whereupon the Loan shall become repayable free of interest by the Borrower to the Lender within 60 days from the date of the notice of termination.

4.2	Any terms of this Agreement which are expressed to survive (or are capable of surviving) its expiry or termination or, from their nature or context it is contemplated that they are to survive its expiry or termination, shall remain in full force and effect notwithstanding expiry or termination.

5.	SUCCESSORS BOUND AND ASSIGNMENT

This Agreement shall be binding upon the successors-in-title and permitted assigns of the Parties hereto. For the avoidance of doubt, none of the Parties shall have the right to assign any of its benefits or liabilities under this Agreement to any company, firm or person without first obtaining the consent in writing of the other Parties.

6.	INVALIDITY & SEVERABILITY

If any term, condition, stipulation, covenant, undertaking or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, prohibited, invalid or void in any respect, no other term, stipulation, covenant, undertaking or provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the Parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

7,	ENTIRE AGREEMENT

This Agreement embodies all the terms and conditions agreed upon between the Parties hereto as to the subject matter of this Agreement and supersedes any and all promises, representations, warranties or other statements whether written or oral made by or on behalf of any Party to the other with respect to the subject matter hereof.

8.	GOVERNING LAW & FORUM

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia. No suit or other proceedings relating to this Agreement shall be brought or filed in any court other than the court of competent jurisdiction in Malaysia, which shall have exclusive jurisdiction to hear and determine all suits or proceedings arising out of this Agreement.

9.	LEGAL COSTS & DUTIES

Each Party shall be responsible for its own legal fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement.

10.	WAIVER, FORBEARANCE AND VARIATION

10.1	This Agreement shall not be varied or cancelled unless such variation or cancellation shall be expressly agreed to in writing by each Party.

10.2	The failure of any Party at any time to take action against the other Parties hereto shall not affect that Party’s rights to require full performance of this Agreement at any time thereafter and the waiver by any Party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach thereof or nullify the effectiveness of such provision or the right of any Party to demand redress for the respective losses, damages and prejudices.

11.	TIME IS OF ESSENCE

Time shall be of the essence if this Agreement both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the Lender and the Borrower be substituted for them.

12.	CONFIDENTIALITY & DISCLOSURE

It is hereby agreed by the Parties hereto that all information furnished by or obtained from any of the Parties hereto (“the Disclosing Party(ies)”) to or by the other Party hereto (“the Recipient Party(ies)”) whether during this Agreement or at any time after its termination, including without limitation, this Agreement, all information obtained from any transactions conducted pursuant to this Agreement, financial information, data processes, know-how, technology, trade, commercial and marketing secrets, reports and intellectual property, is proprietary and confidential information of the Disclosing Party(ies). Such confidential information shall be kept in strict confidence by the Recipient Party(ies) who shall safeguard and preserve the same and save as otherwise authorized by the other, shall not in any way disclose, divulge, impart, reproduce or publish the same nor any particulars thereof nor suffer the same to be disclosed and so to be known to any person, firm or company or any third party whomsoever, except for such information:-

(a)	which is, at the time of disclosure, available to the general public;

(b)	which becomes at a later date available to the general public through no fault of the Recipient Party(ies);

(c)	which the Recipient Party(ies) can demonstrate was in its possession before receipt from the Disclosing Party(ies) or is developed independently without benefit of information made available hereunder;

(d)	which is disclosed to the Recipient Party(ies) without restriction on the disclosure by a third party who has the lawful right to disclose the information;

(e)	which is necessary to be disclosed in the ordinary course of the business to the authorities or any third party;

(f)	which is required to be disclosed pursuant to any law, regulations or requirements of any stock exchange or relevant authority;

(g)	which is disclosed to the Recipient’s advisers, auditors, banker or representatives for the purposes of fulfilling the Conditions Precedent, completing this Agreement or complying with the relevant laws, regulations or requirements of any stock exchange or relevant authority; or

(h)	which is disclosed with the written approval of the Disclosing Party.

13,	COUNTERPARTS

This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together, shall constitute only one agreement.

14.	VARIATION OF TERMS BY MUTUAL AGREEMENT

It is hereby expressly agreed and declared by the Parties hereto that notwithstanding any of the provisions of this Agreement to the contrary, the provisions and terms of this Agreement may at any time and from time to time be varied or amended by mutually the Parties hereto in writing.

15,	FURTHER ASSURANCE

Each Party shall take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other Party to give effect to any of the transactions contemplated by this Agreement.

16.	REASONABLENESS

Each Party to this Agreement confirms that it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause, and agrees, having considered the terms of this Clause and the Agreement as a whole, that the provisions of this Clause are fair and reasonable.

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IN WITNESS WHEREOF the parties hereto have set their respective hands the day and year abovewritten.

The Lender:

Signed by

LIM CHUN HOO

For and on behaIf of

HWG CASH BHD
(Registration No. 202101008363)
in the presence of:

Witness
Name: Ong Kooi Tatt
NRIC No.: 751126-07-5567

The Borrower:	)

Signed by	)

GERARD LIM KIM MENG	)
)
For and on behalf of	)

AGROZ GROUP SDN BHD	)
(Company No: 202001037832))
in the presence of:	)

Witness
Name:	Khoo Kwai Fun
NRIC No.:	721229-10-5282